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Exhibit 21

Subsidiaries of Great Lakes Chemical Corporation as of December 31, 2001

Name of Corporation	Jurisdiction
1167201 Ontario Limited	Canada
Antimony Products (Pty) Ltd. (South Africa)	South Africa
Aqua Clear Industries, L.L.C.	New York/US
ASCK, Inc.	Delaware/US
ASEPSIS, Inc.	Canada
ASEPSIS,Inc.	Georgia/US
ASIA Stabilizers Co., Ltd.	Korea
BAYROL Deutschland GmbH	Germay
BAYROL FRANCE S.A.	France
BAYROL Iberica S.A.	Spain
Bellaqua S.A.S.	France
Bio-Lab Canada, Inc.	Canada
Bio-Lab, Inc	Delaware/US
BioLab (Gulf) GmbH	Switzerland
BioLab Arabia Limited	Saudi Arabia
BioLab Australia Pty. Ltd.	Australia
Biolab Services, Inc.	Delaware/US
BioLab U.K. Limited	United Kingdom
BLSA Industries (Pty) Ltd	South Africa
Callaway-BioLab JV, LLC	Delaware/US
Chemol France S.A.	France
Chemol Reszvenytarsasag International	Hungary
Euraqua France S.A.S.	France
Euraqua GmbH Produkte Zur Wassetaufbereitung	Germany
G.L. Intermediates and Fine Chemicals—SARL	France
GL Development, Ltd.	British West Indies
GLC Holdings GmbH	Switzerland
GLK Holdings (Netherlands) B.V.	The Netherlands
GLK Services, Inc.	Delaware/US
Great Lakes (UK) Limited	United Kingdom
Great Lakes Chemical (Barbados) Limited	Barbados
Great Lakes Chemical (Europe) GmbH	Switzerland
Great Lakes Chemical (Far East) Limited	Hong Kong
Great Lakes Chemical (Gulf) GmbH	Switzerland
Great Lakes Chemical (Netherlands) B.V.	The Netherlands
Great Lakes Chemical (S) Pte Ltd	Singapore
Great Lakes Chemical Asia, Inc.	Delaware/US
Great Lakes Chemical Corporation de Mexico, S.A. de C.V.	Mexico
Great Lakes Chemical France SAS	France
Great Lakes Chemical Global, Inc.	Delaware/US
Great Lakes Chemical Italia S.r.l.	Italy
Great Lakes Chemical Japan Limited	Japan
Great Lakes Chemical Konstanz GmbH	Germany
Great Lakes Chemical Marketing S.r.l.	Italy
Great Lakes Europe Unlimited	United Kingdom
Great Lakes Holding (Europe) AG	Switzerland
Great Lakes Holding Deutschland GmbH	Germany
Great Lakes Holding SAS	France

Great Lakes Manufacturing (Germany) GmbH	Germany
Great Lakes Manufacturing (UK) Limited	United Kingdom
Great Lakes Manufacturing Italy S.r.l.	Italy
Great Lakes Sales (Europe) GmbH	Switzerland
Great Lakes Sales (Germany) GmbH	Germany
Great Lakes Sales (UK) Limited	United Kingdom
Great Lakes Sales France SAS	France
Great Lakes Sales Italy S.r.l.	Italy
Great Lakes SAS	France
Great Lakes Technology (Belgium) N.V.	Belgium
Great Lakes Technology Italy S.r.l.	Italy
Great Lakes Trading Company, Inc.	Delaware/US
Great Lakes Trading Company, KFT	Hungary
Gulf Stabilizers Industries Sales FZCO	Dubai
Gulf Stabilizers Industries, Ltd.	Saudi Arabia
Hydrotech Chemical Corporation	Ontario, Canada
Hydrotech Chemical Corporation Pty. Ltd.	Australia
INTERBAYROL, A.G.	Switzerland
ISCI, Inc.	Indiana/US
Niagara Insurance Company, Ltd	Bermuda
OSCA, Inc.	Delaware/US
PABU Services, Inc.	Delaware/US
PCBU Services, Inc.	Delaware/US
Poolbrite (SA) (PTY) Ltd	South Africa
QO Chemicals GmbH	Germany
QO Chemicals, Inc.	Delaware/US
Recreational Water Products, Inc.	Delaware/US
Recreational Water Products Pty. Ltd.	Australia
Recreational Water Products, Inc.	Canada
TETRABROM Technologies Ltd.	Israel
Ward Blenkinsop & Company Ltd	United Kingdom
West Lafayette Corporation	Delaware/US
WIL Research Laboratories, Inc.	Indiana/US

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  Exhibit 21
Subsidiaries of Great Lakes Chemical Corporation as of December 31, 2001